UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2018

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma	73107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the previously announced refinancing transactions related to our Senior Secured Notes due 2019 (the “Refinancing Transactions”), LSB Industries, Inc. entered into a letter agreement (the “Letter Agreement”) with LSB Funding LLC, an unrelated third party and the holder of our Series E cumulative redeemable Class C preferred stock (“Series E Redeemable Preferred”), to extend the date upon which a holder of Series E Redeemable Preferred has the right to elect to have such holder’s shares of Series E Redeemable Preferred redeemed by us from August 2, 2019 to October 25, 2023. The Letter Agreement also provides for the amendment of certain other terms relating to the Series E Redeemable Preferred, including an increase in the per annum dividend rate payable in respect of the Series E Redeemable Preferred (a) by 0.50% on the third anniversary of the Refinancing Transactions, (b) by an additional 0.50% on the fourth anniversary of the Refinancing Transactions and (c) by an additional 1.0% on the fifth anniversary of the Refinancing Transactions.

The foregoing description of the Letter Agreement is not intended to be complete and is qualified in its entirety by reference to the complete text of the Letter Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Letter Agreement with LSB Funding LLC.

Exhibit Index

Exhibit Number	Description

10.1	Amended and Restated Letter Agreement with LSB Funding LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2018

LSB INDUSTRIES, INC.

By:	/s/ Mark T. Behrman
Name:	Mark T. Behrman
Title:	Executive Vice President and Chief Financial Officer

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